AMENDMENT NO. 1 TO
                            ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 1 TO ADMINISTRATION AGREEMENT (this "AMENDMENT"), effective as of February 8, 2007 (the "AMENDMENT EFFECTIVE DATE"), between and among Old Mutual 2100 Absolute Return Master Fund, L.L.C.; Old Mutual 2100 Absolute Return Fund, L.L.C.; Old Mutual 2100 Emerging Managers Master Fund, L.L.C.; Old Mutual 2100 Emerging Managers Fund, L.L.C. (collectively, the "EXISTING FUNDS"); Old Mutual 2100 Emerging Managers Institutional Fund, L.L.C. and Old Mutual 2100 Absolute Return Institutional Fund, L.L.C. (collectively, the "NEW FEEDER FUNDS" and together with the Existing Funds, the "FUNDS") and SEI Investments Global Funds Services (hereinafter referred to as the "ADMINISTRATOR").

WHEREAS:

          1. The Administrator and the Existing Funds entered into an Administration Agreement, dated as of October 13, 2006 (the "AGREEMENT"), pursuant to which, among other things, the Administrator agreed to provide certain administration services on behalf of the Existing Funds; and

          2. The parties hereto desire to amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. SCHEDULE I (FUNDS). Schedule I (Funds) of the Agreement is hereby deleted in its entirety and replaced as set forth in Attachment I hereto.

2. SCHEDULE III (SCHEDULE OF FEES). The terms set forth under the heading, "Administration and Accounting Fee" of Schedule III (Schedule of Fees) of the Agreement are hereby deleted in their entirety and replaced as set forth in Attachment II hereto.

3. TERM AND RENEWAL. Section 9.01 of the Agreement is hereby deleted in its entirety and replaced as set forth below:

     TERM AND RENEWAL. This Agreement shall become effective as of the Effective Date and shall remain in effect for a period of three years from and after the Live Date of Old Mutual 2100 Absolute Return Fund, L.L.C. (November 1,
     2006) (the "Initial Term"), and thereafter shall automatically renew for successive one year terms (each such period, a "Renewal Term") unless terminated by any party giving written notice of non-renewal at least ninety days prior to the last of the then current term to each other party hereto.

4. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. This Amendment shall be deemed executed by each party when any one or more counterparts hereof or thereof, individually or taken together, bears the original, facsimile or scanned signatures of each of the parties.

6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Amendment has been entered into as of the day and year first above written.

FUNDS:                                              ADMINISTRATOR:

OLD MUTUAL 2100 ABSOLUTE RETURN MASTER FUND,        SEI INVESTMENTS GLOBAL FUNDS
L.L.C.                                              SERVICES

                                                    By:  _______________________
By:  _______________________________________        Name:
Name:                                               Title:
Title:

OLD MUTUAL 2100 ABSOLUTE RETURN FUND, L.L.C.

By:  _______________________________________
Name:
Title:

OLD MUTUAL 2100 EMERGING MANAGERS MASTER FUND, L.L.C.

By:  _______________________________________
Name:
Title:

OLD MUTUAL 2100 EMERGING MANAGERS FUND, L.L.C.

By:  _______________________________________
Name:
Title:

OLD  MUTUAL  2100  ABSOLUTE  RETURN
INSTITUTIONAL FUND, L.L.C.

By:  _______________________________________
Name:
Title:

OLD MUTUAL 2100 EMERGING MANAGERS INSTITUTIONAL
FUND, L.L.C.

By:  _______________________________________
Name:
Title:

                                  ATTACHMENT I

                                   SCHEDULE I

                                      FUNDS


MASTER FUNDS                                      FEEDER FUNDS
--------------------------------------------------------------------------------
Old Mutual 2100 Absolute Return Master Fund,      Old Mutual 2100 Absolute
L.L.C.                                            Return Fund, L.L.C.

--------------------------------------------------------------------------------
                                                  Old Mutual 2100 Absolute
                                                  Return Institutional
                                                  Fund, L.L.C.
--------------------------------------------------------------------------------
Old Mutual 2100 Emerging Managers Master Fund,    Old Mutual 2100 Emerging
L.L.C.                                            Managers Fund, L.L.C.

--------------------------------------------------------------------------------
                                                  Old Mutual 2100 Emerging
                                                  Managers Institutional Fund,
                                                  L.L.C.
--------------------------------------------------------------------------------

                                  ATTACHMENT II


ADMINISTRATION AND ACCOUNTING FEE:

The following fees are due and payable monthly to Administrator pursuant to
SECTION 8 of the Agreement. Each Fund will be charged the greater of the Asset Based Fee or the Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEES: (calculated and assessed monthly in arrears based on the net assets of the applicable Fund as of the prior month-end):


                                             --------------------------------------------
                                                             BASIS POINTS
-----------------------------------------------------------------------------------------
                                                EACH FEEDER    EACH MASTER FUND   TOTAL
                                                   FUND
-----------------------------------------------------------------------------------------
First $100 million in net assets of the              13               1            14
applicable Fund
-----------------------------------------------------------------------------------------
Next $200 million in aggregate net assets            11               1            12
of the applicable Fund
-----------------------------------------------------------------------------------------
Next $200 million in aggregate net assets             9               1            10
of the applicable Fund
-----------------------------------------------------------------------------------------
Net assets of the applicable Fund in excess           7               1             8
of $500 million
-----------------------------------------------------------------------------------------


ANNUAL MINIMUM FEE: (The Administration and Accounting Fee assumes a tiered minimum fee per fund as follows):


                                                          Year 1**     Year 2       Year 3
Old Mutual 2100 Absolute Return Master Fund, L.L.C.       $5,000       $5,000       $5,000
Old Mutual 2100 Emerging Managers Master Fund, L.L.C.     $5,000       $5,000       $5,000


The Annual Minimum Fee with respect to each Feeder Fund shall be an amount equal to (1) such Feeder Fund's Applicable Percentage multiplied by (2) the Annual Feeder Minimum. For purposes of the foregoing:

        "APPLICABLE PERCENTAGE" means the portion (expressed as a percentage) of the aggregate net assets of all of the Feeder Funds attributed to the applicable Feeder Fund. For example, if the aggregate net assets of all of the Feeder Funds equals $25,000,000 and Feeder Fund A has net assets equal to $5,000,000, then the Applicable Percentage of Feeder Fund A is 20% (5,000,000/25,000,000= 0.2 or 20%).

        "ANNUAL FEEDER MINIMUM" means (a) with respect to Year 1, $70,000 for the initial Feeder Fund in each master/feeder fund structure plus $15,000 for each Feeder Fund within the same master/feeder fund structure added after the Effective Date; (b) with respect to Year 2, $120,000 for the initial Feeder Fund in each master/feeder fund structure plus $15,000 for each Feeder Fund within the same master/ feeder fund structure added after the Effective Date and (c) with respect to Year 3, $145,000 for the initial Feeder Fund in each master/ feeder fund structure plus $15,000 for each Feeder Fund within the same master/feeder fund structure added after the Effective Date.

** For purposes of clarification, the term year 1, year 2 and year 3 shall refer to the twelve month period beginning as of the Effective Date (with respect to year 1) or the first or second anniversary of the Effective Date (with respect to year 2 and year 3, respectively) and continuing for a period of twelve months thereafter.

In consideration for the minimum fee concessions given by the Administrator during the period immediately following the Effective Date, each Fund hereby agrees that, in the event that a Fund is liquidated during the 18 months immediately following the Effective Date, such liquidating Fund shall pay the Administrator an early termination fee in an amount equal to $150,000.

SUB-TRANSFER AGENCY FEE:

Base Fee:
        $2,000 per month per CUSIP

Shareholder Account Fees:
        $1.50 per month per directly held shareholder account (assuming no phone servicing)
        $2.00 per month per directly held shareholder account
        (assuming Citigroup performs telephone shareholder servicing)
        $0.25 per month per closed shareholder account

Account Set-up Fees:
        $25 per new shareholder account

The sub-transfer agency fee assumes a $50,000 complex minimum fee for the Funds.